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                                                                   Exhibit 10(h)
                      AMENDMENT NUMBER TWO TO HUMANA INC.
               1989 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

         This AMENDMENT NUMBER TWO TO HUMANA INC. 1989 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS ("AMENDMENT") is hereby adopted by HUMANA INC., a Delaware corporation (the "COMPANY").

         WHEREAS, the Company maintains the Humana Inc. 1989 Stock Option Plan for Non-Employee Directors (the "PLAN"); and

        WHEREAS, the Plan has been amended by Amendment Number One dated December 7, 1992; and

        WHEREAS, the Board of Directors has determined that it is desirable to increase the total amount of Shares for which Options may be granted under the Plan from 6,600,000 Shares (the total current authorized Shares) to 13,600,000 Shares and to provide for automatic grants of Non-Qualified Options to non-employee directors, all as more fully hereinafter set forth.

         NOW, THEREFORE, pursuant to the right to amend as set forth in Section 17 of the Plan, effective upon approval by the stockholders of the Company at the 1994 Annual Meeting of Stockholders, the Plan is hereby amended as hereinafter set forth.

         1. The second sentence of Section 5 entitled "Stock Available for Options" is hereby amended by substituting the number "13,600,000" for the number "4,400,000" (currently adjusted to 6,600,000 due to a 3 for 2 stock split on July 1, 1991) so that the sentence now reads as follows:

                 "The total amount of Shares for which Options may be granted under the Plan shall not exceed 13,600,000 shares."

         2.      A new Section 17 is hereby added to the Plan as follows:

                       "17. AUTOMATIC GRANTS. In addition to the
                 onetime grants which shall be made hereunder pursuant to
                 Section 3, commencing on January 3, 1994 and on the first (1st) business day of each January thereafter, grants of Options to purchase five thousand (5,000) Shares of Company Stock will automatically be made to each non-employee director of the Company who has been a director continuously for at least the full calendar year prior thereto. Each such automatic grant will be for Non-Qualified Options at the Fair Market Value of the Stock on date of grant and

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                 will vest and become exercisable one (1) year thereafter.
                 The term of each such Option shall be ten (10) years."

         3 .     The present Sections 17 and 18 of the Plan entitled "Amendment to the Plan" and "Effective Date and Term of the Plan," respectively, are hereby renumbered Sections 18 and 19, respectively.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date set forth below.



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                                                            HUMANA INC.

Date: January 13, 1994



                                                            BY: /s/ David A. Jones
                                                                ------------------
                                                                    Chairman of the Board and
                                                                    Chief Executive Officer
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